UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2006, subsidiaries of Columbia Equity Trust, Inc. (the "Company") entered into financing and guaranty agreements (the "Indebtedness") with Wachovia Bank, National Association (the "Lender") in the amount of $24,290,000 providing for a leasehold indemnity deed of trust on the Company’s leasehold interest in the Park Plaza II office building. Proceeds from the financing were used to repay amounts outstanding under the Company’s $75 million revolving credit facility.

The Indebtedness matures in March 2016 and requires monthly payments of interest-only at a fixed interest rate of 5.53% through March 2012 and monthly payments of principal and interest from April 2012 through February 2016 based on a fixed interest rate of 5.53% and a 360 month amortization schedule.

The Indebtedness includes certain customary covenants, including without limitation, the maintenance of insurance, payment of taxes and providing financial reports. The Indebtedness also includes prepayment penalties and customary events of default, including failure to pay a sum due, and sale or transfer of property. Upon the occurrence of an event of default under the Indebtedness, the Lender may accelerate the obligation and declare amounts outstanding to be immediately due and payable and may foreclose on the leasehold interest.

A default under the Indebtedness could also trigger a default under the Company’s revolving credit facility, which could accelerate amounts due under that agreement as well and result in foreclosures on certain of the Company’s other properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith this Current Report on Form 8-K.

Exhibit No. Description
10.1 Fixed Rate Note payable to Wachovia Bank, National Association, dated February 16, 2006

10.2 Leasehold Indemnity Deed of Trust and Security Agreement, by Park Plaza II, L.L.C. as grantor to Alexander Title Agency Incorporated, as trustee, for the benefit of Wachovia Bank, National Association, as beneficiary, dated February 16, 2006

10.3 Indemnity Guaranty Agreement by Park Plaza II, L.L.C., dated February 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

February 21, 2006	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fixed Rate Note payable to Wachovia Bank, National Association, dated February 16, 2006
10.2	Leasehold Indemnity Deed of Trust and Security Agreement, by Park Plaza II, L.L.C. as grantor to Alexander Title Agency Incorporated, as trustee, for the benefit of Wachovia Bank, National Association, as beneficiary, dated February 16, 2006
10.3	Indemnity Guaranty Agreement by Park Plaza II, L.L.C., dated February 16, 2006